Exhibit 99.2

INDUSTRIAL PROPERTY TRUST INC.

PRO FORMA FINANCIAL INFORMATION

(Unaudited)

The following pro forma condensed consolidated financial statements have been prepared to provide pro forma information with regard to real estate acquisitions and financing transactions, as applicable. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with Industrial Property Trust Inc.’s (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission (the “SEC”) on March 7, 2014 and the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2014, filed with the SEC on November 12, 2014.

The accompanying unaudited pro forma condensed consolidated balance sheet presents our historical financial information as of September 30, 2014, as adjusted for: (i) the purchase of the Dallas Distribution Portfolio, as described below, and (ii) the subsequent financing transactions, as defined below, as if these transactions had occurred on September 30, 2014.

The accompanying unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2014 and for the year ended December 31, 2013, combines the Company’s historical operations with the purchase of the Dallas Distribution Portfolio and financing transactions described below, as if those transactions had occurred as of the date the buildings were completed and ready for their intended use.

On November 26, 2014, the Company acquired a 100% fee interest in three industrial buildings in the Dallas market totaling approximately 1.3 million square feet on approximately 72.7 acres, (collectively referred to as the “Dallas Distribution Portfolio”). Two of the buildings in the Dallas Distribution Portfolio achieved shell completion in 2013 and a third building achieved shell completion in 2014. The Dallas Distribution Portfolio is a recently completed development opportunity in a targeted top-tier industrial market and, as of both September 30, 2014 and December 31, 2013, the Dallas Distribution Portfolio was 12% leased to one customer. The total purchase price was approximately $74.6 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its public offering and borrowings under its corporate line of credit.

In conjunction with the Dallas Distribution Portfolio acquisition, the Company borrowed $65.0 million under the Company’s corporate line of credit.

The unaudited pro forma condensed consolidated statements of operations have been prepared by the Company’s management based upon the Company’s historical financial statements, certain historical financial information of the Dallas Distribution Portfolio, and certain purchase accounting entries of the Dallas Distribution Portfolio. These pro forma statements may not be indicative of the results that actually would have occurred if these transactions had been in effect on the dates indicated, nor do they purport to represent our future financial results. The accompanying unaudited pro forma condensed consolidated statements of operations do not contemplate certain amounts that are not readily determinable, such as additional general and administrative expenses that are probable, or interest income that would be earned on cash balances.

INDUSTRIAL PROPERTY TRUST INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2014

(Unaudited)

(dollars in thousands)	Company Historical (1)	Acquisitions (2)	Financing Transactions		Consolidated Pro Forma
ASSETS
Net investment in real estate properties	$148,086	$74,746	$—		$222,832
Cash and cash equivalents	10,748	(74,850)	133,266	(3)(4)	69,164
Straight-line rent and tenants receivable	283	—	—		283
Deferred financing costs, net	650	—	—		650
Acquisition costs	1,973	—	—		1,973
Due from affiliates	343	—	—		343
Due from transfer agent	1,198	—	—		1,198
Other assets	1,127	—	—		1,127

Total assets	$164,408	$(104)	$133,266		$297,570

LIABILITIES AND EQUITY
Liabilities
Accounts payable and accrued expenses	$1,008	$—	$—		$1,008
Debt	30,000	—	65,000	(3)	95,000
Due to affiliates	143	1,493	—		1,636
Dividends payable	1,899	—	—		1,899
Intangible lease liabilities, net	1,542	37	—		1,579
Other liabilities	887	—	—		887

Total liabilities	35,479	1,530	65,000		102,009
Equity
Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	153	—	77	(4)	230
Additional paid-in capital	135,741	—	68,189	(4)	203,930
Accumulated deficit	(6,966)	(1,634)	—		(8,600)

Total stockholders’ equity	128,928	(1,634)	68,266		195,560
Noncontrolling interests	1	—	—		1

Total equity	128,929	(1,634)	68,266		195,561

Total liabilities and equity	$164,408	$(104)	$133,266		$297,570

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

INDUSTRIAL PROPERTY TRUST INC.

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2014

(Unaudited)

(1)	Reflects the Company’s historical condensed consolidated balance sheet as of September 30, 2014. Refer to the Company’s historical consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 12, 2014.
(2)	Subsequent to September 30, 2014, the Company acquired the Dallas Distribution Portfolio, comprised of three industrial buildings aggregating approximately 1.3 million square feet on approximately 72.7 acres for a total purchase price of approximately $74.6 million. In addition, the Company paid an aggregate amount of acquisition-related fees and expenses of approximately $1.6 million, including approximately $1.5 million of acquisition fees paid to a related party. The Company funded the acquisition using proceeds from its public offerings and borrowings under its corporate line of credit. The following table sets forth the preliminary purchase price allocations of the Dallas Distribution Portfolio:

				Intangibles
(dollars in thousands)	Acquisition Date	Land	Building	Intangible Lease Assets	Above- Market Lease Assets	Below- Market Lease Liabilities	Total
Dallas Distribution Portfolio	11/26/2014	$12,987	$61,035	$724	$—	$(37)	$74,709

(3)	In conjunction with the Dallas Distribution Portfolio acquisition, the Company borrowed $65.0 million under its corporate line of credit. The corporate line of credit matures in January 2017, and may be extended pursuant to two one-year extension options, subject to certain conditions. The primary interest rate is variable and calculated based on one-month London Interbank Offered Rate (“LIBOR”), plus a margin ranging from 1.90% to 2.75%, or an alternate base rate plus a margin of 0.90% to 1.75%. As of November 26, 2014, the interest rate was 2.06%.
(4)	For the period from October 1, 2014 through December 31, 2014, the Company sold approximately 7.7 million shares of its common stock through its public offering, which resulted in net proceeds raised of approximately $68.3 million. Dividends which may have been paid or payable subsequent to September 30, 2014 have not been reflected in the pro forma balance sheet.

INDUSTRIAL PROPERTY TRUST INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

(Unaudited)

(dollars in thousands, except per share data)	Company Historical (1)	Acquisitions	Pro Forma Adjustments		Consolidated Pro Forma
Revenues:
Rental revenues	$2,378	$495 (2)	$3	(4)	$2,876

Total revenues	2,378	495	3		2,876

Operating expenses:
Rental expenses	614	605 (3)	—		1,219
Real estate-related depreciation and amortization	1,233	—	220	(5)	1,453
General and administrative expenses	1,480	—	—		1,480
Organization expenses, related party	17	—	—		17
Asset management fees, related party	290	—	271	(6)	561
Acquisition expenses, related party	2,947	—	—		2,947
Acquisition expenses	1,731	—	(80	)(7)	1,651

Total operating expenses	8,312	605	411		9,328
Operating loss	(5,934)	(110)	(408)		(6,452)
Other expense:
Interest expense	457	—	185	(8)	642

Total other expense	457	—	185		642
Net expenses before expense support from Advisor	8,769	605	596		9,970
Expense support from Advisor	2,517	—	—		2,517

Net expenses after expense support from Advisor	6,252	605	596		7,453
Net loss	(3,874)	(110)	(593)		(4,577)
Net loss attributable to noncontrolling interests	—	—	—		—

Net loss attributable to common stockholders	$(3,874)	$(110)	$(593)		$(4,577)

Weighted-average shares outstanding	5,957				23,030 (9)

Net loss per common share - basic and diluted	$(0.65)				$(0.20)

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

INDUSTRIAL PROPERTY TRUST INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(Unaudited)

(dollars in thousands, except per share data)	Company Historical (1)	Acquisitions		Pro Forma Adjustments		Consolidated Pro Forma
Revenues:
Rental revenues	$—	$239	(2)	$2	(4)	$241

Total revenues	—	239		2		241

Operating expenses:
Rental expenses	—	135	(3)	—		135
Real estate-related depreciation and amortization	—	—		122	(5)	122
General and administrative expenses	391	—		—		391
Organization expenses, related party	76	—		—		76
Asset management fees, related party	—	—		151	(6)	151
Acquisition expenses	63	—		—		63

Total operating expenses	530	135		273		938
Operating loss	(530)	104		(271)		(697)
Other (income) expense:
Interest income	—	—		—		—
Interest expense	3	—		103	(8)	106

Total other (income) expense	3	—		103		106
Net expenses before expense support from Advisor	533	135		376		1,044
Expense support from Advisor	306	—		—		306

Net expenses after expense support from Advisor	227	135		376		738
Net loss	(227)	104		(374)		(497)
Net loss attributable to noncontrolling interests	—	—		—		—

Net loss attributable to common stockholders	$(227)	$104		$(374)		$(497)

Weighted-average shares outstanding	91					23,030 (9)

Net loss per common share - basic and diluted	$(2.49)					$(0.02)

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

INDUSTRIAL PROPERTY TRUST INC.

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014 AND FOR THE

YEAR ENDED DECEMBER 31, 2013

(Unaudited)

(1)	Reflects the Company’s historical condensed consolidated statements of operations for the nine months ended September 30, 2014 and for the year ended December 31, 2013. Refer to the Company’s historical condensed consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 12, 2014 and the Company’s Annual Report on Form 10-K, filed with the SEC on March 7, 2014.
(2)	The table below sets forth the incremental impact of rental revenue of the Dallas Distribution Portfolio acquired by the Company based on the historical operations of the Dallas Distribution Portfolio for the periods prior to acquisition. The incremental rental revenue is determined based on the Dallas Distribution Portfolio’s historical rental revenue and the purchase accounting entries and includes: (i) the incremental base rent adjustments calculated based on the terms of the acquired lease and presented on a straight-line basis and (ii) the incremental reimbursement and other revenue adjustments, which consist primarily of rental expense recoveries, and are determined based on the acquired customer’s historical reimbursement and other revenue. The incremental straight-line rent adjustment resulted in an increase to rental revenue of approximately $0.2 million for the nine months ended September 30, 2014 and $0.2 million for the year ended December 31, 2013.

	For the Nine Months Ended September 30, 2014		For the Year Ended December 31, 2013
(dollars in thousands)	Incremental Rental Revenue	Incremental Reimbursement Revenue	Incremental Rental Revenue	Incremental Reimbursement Revenue
Dallas Distribution Portfolio	$379	$116	$210	$29

Total	$379	$116	$210	$29

(3)	The table below sets forth the incremental impact of rental expense of the Dallas Distribution Portfolio acquired by the Company based on the historical operations of the Dallas Distribution Portfolio for the periods prior to acquisition. The incremental rental expense adjustment is determined based on the Dallas Distribution Portfolio’s historical operating expenses, insurance expense, and property management fees.

	For the Nine Months Ended September 30, 2014		For the Year Ended December 31, 2013
(dollars in thousands)	Incremental Rental Expense	Incremental Real Estate Taxes	Incremental Rental Expense	Incremental Real Estate Taxes
Dallas Distribution Portfolio	$190	$415	$53	$82

Total	$190	$415	$53	$82

(4)	The table below sets forth the incremental impact of rental revenue of the Dallas Distribution Portfolio acquired by the Company, which includes the adjustments to reflect rents at market, as determined in purchase accounting, that consists of below-market lease liabilities, which are amortized over the remaining lease term.

	Incremental Amortization of Below-Market Lease Intangibles
(dollars in thousands)	For the Nine Months Ended September 30, 2014	For the Year Ended December 31, 2013
Dallas Distribution Portfolio	$3	$2

Total	$3	$2

(5)	The following table sets forth the incremental depreciation and amortization expense of the Dallas Distribution Portfolio acquired by the Company. Pursuant to the purchase price allocations, the amounts allocated to buildings are depreciated on a straight-line basis over a period of 40 years, commencing when the building is complete and ready for its intended use, and the amounts allocated to intangible in-place lease assets are amortized on a straight-line basis over the lease term.

	Incremental Depreciation and Amortization Expense
(dollars in thousands)	For the Nine Months Ended September 30, 2014	For the Year Ended December 31, 2013
Dallas Distribution Portfolio	$220	$122

Total	$220	$122

(6)	Asset management fees were calculated as though the Dallas Distribution Portfolio acquired by the Company had been managed by Industrial Property Advisors LLC, the Company’s Advisor, since the completion of the buildings. The asset management fee consists of a monthly fee of one-twelfth of 0.80% of the aggregate cost (including debt, whether borrowed or assumed), before non-cash reserves and depreciation, of the completed properties within the Company’s portfolio.

(7)	The acquisition costs incurred by the Company related to the Dallas Distribution Portfolio acquisition have been excluded from the presentation of the pro forma statement of operations, as these costs were directly attributable to the Dallas Distribution Portfolio acquisition and are not recurring in nature.
(8)	Represents the incremental interest expense related to the borrowing under the Company’s corporate line of credit incurred in conjunction with the completed portion of the Dallas Distribution Portfolio acquisition. This is calculated based on the actual terms of the credit facility agreement as if this financing transaction was outstanding as of the date the buildings were completed and ready for their intended use, utilizing the interest rate of 2.06% in effect as of the date of the transaction.
(9)	The pro forma weighted average shares of common stock outstanding for the nine months ended September 30, 2014 and for the year ended December 31, 2013 were calculated to reflect all shares sold through December 31, 2014 as if they had been issued on January 1, 2013.